ASAP2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Independent Auditors"
and to the use of our report  dated  February  11,  2000  relating  to  American
Skandia Life Assurance Corporation included in the Registration  Statement (Form
N-4 No.  33-87010) and related  Prospectus,  which is part of this  Registration
Statement,  and to the use of our report  dated  February  11, 2000  relating to
American  Skandia  Life  Assurance  Corporation  Variable  Account  B -  Class 1
appearing in the Statement of Additional Information, which is also part of this
Registration Statement.

We also  consent  to  incorporation  by  reference  herein of our  report  dated
February 11, 2000 with respect to the financial  statements of American  Skandia
Life  Assurance  Corporation  at December  31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, included in the Annual Report
(Form 10-K) for 1999 filed with the Securities and Exchange Commission.

/s/ Ernst&Young LLP

Hartford 17, 2001